Exhibit 24

POWERS OF ATTORNEY

OLYMPIC STEEL, INC.

KNOW ALL MEN BY THESE PRESENTS, that OLYMPIC STEEL, INC., an Ohio corporation, and each person whose name is signed below hereby constitute and appoint Michael D. Siegal and Richard T. Marabito their attorneys-in-fact and agents, with full power of substitution and resubstitution, for and on behalf of Olympic Steel, Inc. and the undersigned directors and officers of Olympic Steel, Inc., and each of such directors and officers, to sign Olympic Steel, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011, any or all amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or their substitute or substitutes may do or cause to be done by virtue hereof.

This Power of Attorney of Olympic Steel, Inc., and the directors and officers of Olympic Steel, Inc. may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio this 23rd day of February, 2012.

OLYMPIC STEEL, INC.

	By:	/s/ Richard T. Marabito
Richard T. Marabito, Chief Financial
Officer and Treasurer

Directors and Officers:

/s/ Dirk A. Kempthorne		/s/ Michael D. Siegal
Dirk A. Kempthorne, Director		Michael D. Siegal, Chairman of the Board and Chief Executive Officer

/s/ Arthur F. Anton		/s/ David A. Wolfort
Arthur F. Anton, Director		David A. Wolfort, President, Chief Operating Officer and Director

/s/ Ralph M. Della Ratta, Jr.		/s/ Richard T. Marabito
Ralph M. Della Ratta, Jr., Director		Richard T. Marabito, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

/s/ James B. Meathe		/s/ Donald R. McNeeley
James B. Meathe, Director		Donald R. McNeeley, President Chicago Tube and Iron and Director

/s/ Howard L. Goldstein
Howard L. Goldstein, Director